Exhibit 99

Release Date:	Immediate August 2, 2012	6363 Main Street/Williamsville, NY 14221 Timothy Silverstein Investor Relations 716-857-6987 David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, NY: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the third quarter of fiscal 2012 and for the nine months ended June 30, 2012.

HIGHLIGHTS

•

Earnings for the third quarter were $43.2 million or $0.52 per share. This compares to earnings of $46.9 million or $0.56 per share in the prior year’s third quarter. The decrease in earnings in the Exploration and Production segment is due to lower commodity prices, and the decrease in earnings in the Utility and Energy Marketing segments is due to warmer weather.

•

In the Pipeline and Storage segment, third quarter earnings of $12.6 million, or $0.15 per share, increased $8.1 million, or $0.10 per share, compared to the prior year’s third quarter, largely driven by the impact of the Line N Expansion and Tioga County Extension projects that were placed in service during the first quarter.

•

Seneca’s production of crude oil and natural gas in the current quarter was 22.1 billion cubic feet equivalent (“Bcfe”), a 30.7% increase over the 16.9 Bcfe in the third quarter of 2011. Appalachian production increased 38.4% to 16.8 Bcfe, including 15.0 Bcfe of production from the Marcellus Shale wells, an increase of 45.6% over the prior year’s third quarter. California crude oil production increased 7.4%. Production for the entire 2012 fiscal year is projected to be between 81 and 85 Bcfe.

•	National Fuel Gas Midstream Corporation’s Trout Run Gathering System located in Lycoming County, Pa., was completed and placed in service on May 30, 2012.

•

The Company is updating and narrowing its GAAP earnings guidance range for fiscal 2012 to reflect actual results for the nine months ended June 30, 2012. The revised GAAP earnings guidance range is $2.38 to $2.48 per share.

•

The Company’s preliminary GAAP earnings guidance for fiscal 2013 is in the range of $2.45 to $2.75 per share. The 2013 preliminary guidance includes oil and gas production for the Exploration and Production segment in the range of 92 to 105 Bcfe and is based on an assumed flat NYMEX price of $3.25 per MMBtu for natural gas and $85 per Bbl for crude oil.

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•	A conference call is scheduled for Friday, August 3, 2012, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated: “In our fiscal third quarter, we were very pleased with our operational performance. Seneca’s Marcellus production continues to grow rapidly, increasing nearly 50 percent over last year’s quarter, with favorable hedging helping to offset lower natural gas prices. In addition, we continue to see great success in California, where crude oil production was up 7.4 percent. In our midstream businesses, the Trout Run Gathering System was placed in service this May, and our Northern Access and Line N 2012 expansion projects are on track for completion this fall.

“In short, even though earnings this quarter were impacted by the lowest natural gas prices in more than a decade, our ongoing accomplishments in all of our businesses make us well positioned for long-term growth.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended June 30, 2012, of $43.2 million, or $0.52 per share, compared to the prior year’s third quarter earnings of $46.9 million, or $0.56 per share, a decrease of $3.7 million or $0.04 per share. The decrease is mainly due to lower earnings in the Exploration and Production, Utility and Energy Marketing segments, offset by higher earnings in the Pipeline and Storage segment and the All Other category. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted.)

Consolidated earnings for the nine months ended June 30, 2012, of $171.3 million, or $2.05 per share, decreased $49.7 million, or $0.59 per share, from the same period in the prior year, where earnings were $221.0 million or $2.64 per share.

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	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
(in thousands except per share amounts)
Reported GAAP earnings	$43,184	$46,891	$171,275	$221,045
Items impacting comparability[1]:
Pennsylvania impact fee	1,661		8,061
Gain on sale of landfill gas electric generation investments				(31,418)

Operating Results	$44,845	$46,891	$179,336	$189,627

Reported GAAP earnings per share	$0.52	$0.56	$2.05	$2.64
Items impacting comparability[1]:
Pennsylvania impact fee	0.02		0.10
Gain on sale of landfill gas electric generation investments				(0.37)

Operating Results	$0.54	$0.56	$2.15	$2.27

[1]	See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and nine months ended June 30, 2012, to the comparable periods in fiscal 2011. Excluding these items, Operating Results for the current quarter of $44.8 million, or $0.54 per share, decreased $2.1 million, or $0.02 per share, from the prior year’s third quarter where Operating Results were $46.9 million or $0.56 per share. Excluding these items, Operating Results for the nine months ended June 30, 2012, of $179.3 million, or $2.15 per share, decreased $10.3 million, or $0.12 per share, from the same period in the prior year, where Operating Results were $189.6 million or $2.27 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 9 and 10 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California and Appalachia. Seneca completed the sale of its offshore Gulf of Mexico assets in April 2011.

The Exploration and Production segment’s earnings in the third quarter of fiscal 2012 of $21.9 million, or $0.26 per share, decreased $10.9 million, or $0.13 per share, when compared with the prior year’s third quarter.

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In February 2012, the Commonwealth of Pennsylvania passed legislation that includes a “natural gas impact fee.” The legislation, which covers essentially all of Seneca’s Marcellus Shale wells, imposes an annual fee for a period of 15 years on each well drilled. The per well impact fee is adjusted annually based on three factors: The age of the well, changes in the Consumer Price Index and the average monthly NYMEX price for natural gas. The fee is retroactive and applied to wells drilled in the current fiscal year and in all previous years. The impact fee increased property, franchise and other taxes in the current year’s third quarter by $2.6 million (pre-tax).

Excluding the impact fee, the Exploration and Production segment’s Operating Results in the third quarter of fiscal 2012 were $23.6 million, or $0.28 per share, a decrease of $9.2 million, or $0.11 per share, when compared with the prior year’s third quarter.

Overall production of natural gas and crude oil for the current quarter of 22.1 Bcfe increased approximately 5.2 Bcfe compared to the prior year’s third quarter. Production from Seneca’s Appalachia properties increased 38.4 percent, mainly due to a 4.7 Bcfe, or 45.6 percent increase, in production from Marcellus wells. Crude oil production in California increased 7.4 percent due to additional wells drilled at the Sespe and Midway Sunset fields.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2012, was $3.93 per thousand cubic feet (“Mcf”), a decrease of $1.55 per Mcf compared to the prior year’s third quarter. Higher crude oil prices realized after hedging increased earnings. The weighted average oil price received by Seneca (after hedging) for the quarter ended June 30, 2012, was $89.70 per Barrel (“Bbl”), an increase of $5.33 per Bbl.

Depletion, lease operating expenses (“LOE”) and general and administrative expenses (“G&A”) for the current year’s third quarter increased over last year’s third quarter. On a per unit basis, depletion increased $0.19 per thousand cubic feet equivalent (“Mcfe”) due to higher capital spending in the East. LOE decreased $0.12 per Mcfe and G&A decreased $0.08 per Mcfe, largely due to the increase in Marcellus production.

The Exploration and Production segment’s earnings of $74.4 million, or $0.89 per share, for the nine months ended June 30, 2012, decreased $19.0 million, or $0.23 per share, when compared with the nine months ended June 30, 2011. The impact fee, described above, recorded in the current nine-month period was $12.4 million (pre-tax) of which $6.3 million (pre-tax) related to prior fiscal years. Excluding the impact fee, the Exploration and Production segment’s Operating Results for the nine months ended June 30, 2012, were $82.5 million, or $0.99 per share, a decrease of $11.0 million, or $0.13 per share, when compared with the prior year’s nine month period.

Overall production for the nine months ended June 30, 2012, increased 15.7 percent. Excluding fiscal 2011 Gulf of Mexico production of 5.2 Bcfe due to the April 2011 sale of Seneca’s offshore Gulf of Mexico assets, production increased 28.9 percent or 13.2 Bcfe. Production from Seneca’s Appalachia properties increased 38.6 percent, mainly due to a 12.6 Bcfe or 50 percent increase in production from Marcellus wells. Crude oil production in California increased 9.1 percent.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the nine-month period ended June

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30, 2012, was $4.40 per Mcf, a decrease of $0.96 per Mcf. Higher crude oil prices realized after hedging increased earnings. The weighted average crude oil price received by Seneca (after hedging) for the nine-month period ended June 30, 2012, was $91.50 per Bbl, an increase of $10.72 per Bbl.

Depletion, LOE and G&A for the nine months ended June 30, 2012, increased compared to the prior year’s nine-month period due in part to the higher production activity discussed above. On a per unit basis, depletion increased $0.14 per Mcfe, LOE decreased $0.04 per Mcfe and G&A per Mcfe was unchanged.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $12.6 million, or $0.15 per share, for the quarter ended June 30, 2012, increased $8.1 million, or $0.10 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects, which were completed and placed in service in the current fiscal year’s first quarter, and lower operating expenses.

The Pipeline and Storage segment’s earnings of $35.4 million, or $0.42 per share, for the nine months ended June 30, 2012, increased $11.4 million, or $0.13 per share, when compared with the same period in the prior fiscal year. The increase was mostly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects and lower operating expenses noted above. Earnings were reduced by lower efficiency gas revenues due to the decline in natural gas prices and higher depreciation expense.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation, which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $5.1 million, or $0.06 per share, for the quarter ended June 30, 2012, decreased $1.2 million, or $0.02 per share, when compared with the same period in the prior fiscal year due mainly to weather in Pennsylvania that was 7.7 percent warmer in the current year’s third quarter than the third quarter of 2011. In New York, the warmer weather did not have a significant impact on earnings for the quarter. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause. Higher depreciation expense and higher income taxes also reduced earnings. Lower operating expenses and higher normalized usage in Pennsylvania partially offset the impact of the above items.

The Utility segment’s earnings of $52.7 million, or $0.63 per share, for the nine months ended June 30, 2012, decreased from earnings of $62.4 million, or $0.74 per share, for the nine months

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ended June 30, 2011. Warmer weather in Pennsylvania was the main reason for the decrease in earnings. Temperatures in Pennsylvania were 22.4 percent warmer in the nine-month period ended June 30, 2012, than the prior year’s nine-month period. Higher depreciation expense, higher income taxes and the impact of certain regulatory adjustments also decreased earnings. Lower operating expenses, lower interest expense and higher normalized usage in Pennsylvania partially offset the above items.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended June 30, 2012, of $0.9 million, or $0.01 per share, decreased $1.0 million, or $0.01 per share, from the prior year’s third quarter earnings of $1.9 million or $0.02 per share. Earnings for the nine months ended June 30, 2012, of $4.7 million, or $0.06 per share, decreased $4.5 million, or $0.05 per share, from the prior year’s nine-month period. The decrease in earnings in both the current year’s third quarter and nine-month period was mainly due to lower average margins and lower retail sales volumes. The decrease in margins was primarily driven by a lower benefit derived from the Energy Marketing segment’s contracts for storage capacity. The lower sales volumes were largely a result of warmer weather.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and Seneca’s Northeast division, which markets high quality hardwoods from Appalachian land holdings.

Earnings in the Corporate and All Other category for the quarter ended June 30, 2012, were $2.6 million, or $0.04 per share, an increase of $1.2 million, or $0.02 per share, compared to the prior year’s third quarter earnings. The increase in earnings is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operations, lower Corporate operating expenses and lower state franchise taxes.

Earnings in the Corporate and All Other category for the nine months ended June 30, 2012, were $4.0 million, or $0.05 per share, a decrease of $28.0 million, or $0.33 per share, when compared to the earnings for the nine months ended June 30, 2011. The comparability of the results for the quarters ended June 30, 2012, and June 30, 2011, was impacted by a $31.4 million gain realized on the February 2011 Horizon Power, Inc. sale of its interest in certain entities that owned electric generation assets powered by landfill gas.

Excluding this item, Operating Results of $4.0 million, or $0.05 per share, for the nine-month period ended June 30, 2012, increased $3.4 million, or $0.04 per share, when compared with the prior year’s nine-month period. The increase in Operating Results is mainly due to higher earnings

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from Midstream’s pipeline gathering and natural gas processing operations, lower Corporate operating expenses and lower state franchise taxes.

EARNINGS GUIDANCE

The Company is updating and narrowing its GAAP earnings guidance range for fiscal 2012 to reflect actual results for the nine months ended June 30, 2012. The revised GAAP earnings range is $2.38 to $2.48 per share, excluding any period end regulatory adjustments. The previous guidance range had been $2.30 to $2.45 per share. This includes forecast oil and gas production for fiscal 2012 for the Exploration and Production segment in the range between 81 and 85 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $3.00 per MMBtu for natural gas and $85 per Bbl for crude oil.

The Company’s preliminary GAAP earnings guidance for fiscal 2013 is in the range of $2.45 to $2.75. This includes oil and gas production for the Exploration and Production segment in the range of 92 to 105 Bcfe and is based on an assumed flat NYMEX price of $3.25 per MMBTU for natural gas and $85 per Bbl for crude oil.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 3, 2012, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-578-5788, and using the passcode “62532693.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “85783979.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 10, 2012.

National Fuel is an integrated energy company with $5.8 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Donna L. DeCarolis	(716) 857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves,

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including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

QUARTER ENDED JUNE 30, 2012

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated*
Third quarter 2011 GAAP earnings	$32,784	$4,503	$6,328	$1,891	$1,385	$46,891

Drivers of operating results
Higher (lower) crude oil prices	2,495					2,495
Higher (lower) natural gas prices	(17,904)					(17,904)
Higher (lower) natural gas production	17,315					17,315
Higher (lower) crude oil production	3,098					3,098
Lower (higher) lease operating expenses	(2,029)					(2,029)
Lower (higher) depreciation / depletion	(10,059)		(698)		(244)	(11,001)

Higher (lower) transportation revenues		5,766				5,766
Higher (lower) efficiency gas revenues		(766)				(766)
Higher (lower) gathering and processing revenues					1,140	1,140
Lower (higher) operating expenses	(1,395)	2,052	796		321	1,774
Lower (higher) property, franchise and other taxes			323		713	1,036

Warmer weather			(2,311)			(2,311)
Usage			733			733

Higher (lower) margins				(876)	(652)	(1,528)

(Higher) lower interest expense	(2,879)		358			(2,521)

Lower (higher) income tax expense / effective tax rate	1,585	762	(779)			1,568

All other / rounding	565	310	346	(92)	(40)	1,089

Third quarter 2012 operating results	23,576	12,627	5,096	923	2,623	44,845
Items impacting comparability:
Pennsylvania impact fee	(1,661)					(1,661)

Third quarter 2012 GAAP earnings	$21,915	$12,627	$5,096	$923	$2,623	$43,184

*	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

QUARTER ENDED JUNE 30, 2012

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated*
Third quarter 2011 GAAP earnings	$0.39	$0.05	$0.08	$0.02	$0.02	$0.56

Drivers of operating results
Higher (lower) crude oil prices	0.03					0.03
Higher (lower) natural gas prices	(0.21)					(0.21)
Higher (lower) natural gas production	0.21					0.21
Higher (lower) crude oil production	0.04					0.04
Lower (higher) lease operating expenses	(0.02)					(0.02)
Lower (higher) depreciation / depletion	(0.12)		(0.01)		—	(0.13)

Higher (lower) transportation revenues		0.07				0.07
Higher (lower) efficiency gas revenues		(0.01)				(0.01)
Higher (lower) gathering and processing revenues					0.01	0.01
Lower (higher) operating expenses	(0.02)	0.02	0.01		—	0.01
Lower (higher) property, franchise and other taxes			—		0.01	0.01

Warmer weather			(0.03)			(0.03)
Usage			0.01			0.01

Higher (lower) margins				(0.01)	(0.01)	(0.02)

(Higher) lower interest expense	(0.03)		—			(0.03)

Lower (higher) income tax expense / effective tax rate	0.02	0.01	(0.01)			0.02

All other / rounding	(0.01)	0.01	0.01	—	0.01	0.02

Third quarter 2012 operating results	0.28	0.15	0.06	0.01	0.04	0.54
Items impacting comparability:
Pennsylvania impact fee	(0.02)					(0.02)

Third quarter 2012 GAAP earnings	$0.26	$0.15	$0.06	$0.01	$0.04	$0.52

*	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

NINE MONTHS ENDED JUNE 30, 2012

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated**
Nine months ended June 30, 2011 GAAP earnings	$93,455	$24,036	$62,399	$9,122	$32,033	$221,045
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(31,418)	(31,418)

Nine months ended June 30, 2011 operating results	93,455	24,036	62,399	9,122	615	189,627

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	16,045					16,045
Higher (lower) Appalachian and West Coast natural gas prices	(28,237)					(28,237)
Higher (lower) Appalachian and West Coast natural gas production	41,531					41,531
Higher (lower) Appalachian and West Coast crude oil production	9,147					9,147
Lower Gulf Coast natural gas and crude oil revenues	(24,506)					(24,506)
Lower (higher) lease operating expenses	(4,153)					(4,153)
Lower (higher) depreciation / depletion	(16,670)	(1,138)	(987)		(230)	(19,025)
Higher (lower) processing plant revenues	992					992

Higher (lower) transportation revenues		13,506				13,506
Higher (lower) efficiency gas revenues		(4,431)				(4,431)
Higher (lower) gathering and processing revenues					2,401	2,401
Lower (higher) operating expenses	(3,636)	2,013			465	(1,158)
Lower (higher) property, franchise and other taxes	1,975		727		722	3,424

Warmer weather			(10,002)			(10,002)
Usage			930			930
Regulatory true-up adjustments			(873)			(873)

Higher (lower) income from unconsolidated subsidiaries					305	305

Higher (lower) margins				(4,340)	261	(4,079)

Higher AFUDC *		707				707
Higher (lower) interest income	480					480
Lower (higher) interest expense	(4,354)		1,130			(3,224)

(Higher) lower income tax expense		1,022	(1,432)			(410)

All other / rounding	414	(287)	833	(120)	(501)	339

Nine months ended June 30, 2012 operating results	82,483	35,428	52,725	4,662	4,038	179,336
Items impacting comparability:
Pennsylvania impact fee	(8,061)					(8,061)

Nine months ended June 30, 2012 GAAP earnings	$74,422	$35,428	$52,725	$4,662	$4,038	$171,275

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

NINE MONTHS ENDED JUNE 30, 2012

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated**
Nine months ended June 30, 2011 GAAP earnings	$1.12	$0.29	$0.74	$0.11	$0.38	$2.64
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(0.37)	(0.37)

Nine months ended June 30, 2011 operating results	1.12	0.29	0.74	0.11	0.01	2.27

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	0.19					0.19
Higher (lower) Appalachian and West Coast natural gas prices	(0.34)					(0.34)
Higher (lower) Appalachian and West Coast natural gas production	0.50					0.50
Higher (lower) Appalachian and West Coast crude oil production	0.11					0.11
Lower Gulf Coast natural gas and crude oil revenues	(0.29)					(0.29)
Lower (higher) lease operating expenses	(0.05)					(0.05)
Lower (higher) depreciation / depletion	(0.20)	(0.01)	(0.01)		—	(0.22)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		0.16				0.16
Higher (lower) efficiency gas revenues		(0.05)				(0.05)
Higher (lower) gathering and processing revenues					0.03	0.03
Lower (higher) operating expenses	(0.04)	0.02			0.01	(0.01)
Lower (higher) property, franchise and other taxes	0.02		0.01		0.01	0.04

Warmer weather			(0.12)			(0.12)
Usage			0.01			0.01
Regulatory true-up adjustments			(0.01)			(0.01)

Higher (lower) income from unconsolidated subsidiaries					—	—

Higher (lower) margins				(0.05)	—	(0.05)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income	0.01					0.01
Lower (higher) interest expense	(0.05)		0.01			(0.04)

(Higher) lower income tax expense		0.01	(0.02)			(0.01)

All other / rounding	—	(0.01)	0.02	—	(0.01)	—

Nine months ended June 30, 2012 operating results	0.99	0.42	0.63	0.06	0.05	2.15
Items impacting comparability:
Pennsylvania impact fee	(0.10)					(0.10)

Nine months ended June 30, 2012 GAAP earnings	$0.89	$0.42	$0.63	$0.06	$0.05	$2.05

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2012	2011	2012	2011
SUMMARY OF OPERATIONS
Operating Revenues	$328,861	$380,979	$1,313,593	$1,492,808

Operating Expenses:
Purchased Gas	50,160	112,725	390,889	582,358
Operation and Maintenance	93,749	95,977	311,857	310,148
Property, Franchise and Other Taxes	20,432	20,179	70,138	63,714
Depreciation, Depletion and Amortization	74,227	57,293	199,925	170,617

	238,568	286,174	972,809	1,126,837
Operating Income	90,293	94,805	340,784	365,971

Other Income (Expense):
Gain on Sale of Unconsolidated Subsidiaries	—	—	—	50,879
Interest Income	390	325	1,686	1,277
Other Income	1,086	1,813	4,076	4,130
Interest Expense on Long-Term Debt	(21,529)	(17,876)	(60,594)	(55,994)
Other Interest Expense	(828)	(1,159)	(2,851)	(4,014)

Income Before Income Taxes	69,412	77,908	283,101	362,249

Income Tax Expense	26,228	31,017	111,826	141,204

Net Income Available for Common Stock	$43,184	$46,891	$171,275	$221,045

Earnings Per Common Share:
Basic	$0.52	$0.57	$2.06	$2.68

Diluted	$0.52	$0.56	$2.05	$2.64

Weighted Average Common Shares:
Used in Basic Calculation	83,227,602	82,687,467	83,068,083	82,436,603

Used in Diluted Calculation	83,674,823	83,782,493	83,690,436	83,649,498

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2012	2011
ASSETS
Property, Plant and Equipment	$6,438,525	$5,646,918
Less—Accumulated Depreciation, Depletion and Amortization	1,817,655	1,646,394

Net Property, Plant and Equipment	4,620,870	4,000,524

Current Assets:
Cash and Temporary Cash Investments	140,815	80,428
Hedging Collateral Deposits	3,392	19,701
Receivables—Net	113,949	131,885
Unbilled Utility Revenue	12,212	17,284
Gas Stored Underground	24,787	54,325
Materials and Supplies—at average cost	28,137	27,932
Unrecovered Purchased Gas Costs	2,100	—
Other Current Assets	48,246	64,923
Deferred Income Taxes	14,727	15,423

Total Current Assets	388,365	411,901

Other Assets:
Recoverable Future Taxes	147,652	144,377
Unamortized Debt Expense	13,991	10,571
Other Regulatory Assets	481,900	484,397
Deferred Charges	5,781	5,552
Other Investments	84,495	79,365
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	85,905	76,085
Other	2,418	2,836

Total Other Assets	827,618	808,659

Total Assets	$5,836,853	$5,221,084

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized—200,000,000 Shares; Issued and Outstanding—83,270,363 Shares and 82,812,677 Shares, Respectively	$83,270	$82,813
Paid in Capital	666,012	650,749
Earnings Reinvested in the Business	1,287,898	1,206,022

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	2,037,180	1,939,584
Accumulated Other Comprehensive Loss	(47,940)	(47,699)

Total Comprehensive Shareholders’ Equity	1,989,240	1,891,885
Long-Term Debt, Net of Current Portion	1,149,000	899,000

Total Capitalization	3,138,240	2,790,885

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	70,200	40,000
Current Portion of Long-Term Debt	250,000	150,000
Accounts Payable	88,119	126,709
Amounts Payable to Customers	17,761	15,519
Dividends Payable	30,393	29,399
Interest Payable on Long-Term Debt	16,320	25,512
Customer Advances	315	19,643
Customer Security Deposits	16,847	17,321
Other Accruals and Current Liabilities	160,899	108,636
Fair Value of Derivative Financial Instruments	16,193	9,728

Total Current and Accrued Liabilities	667,047	542,467

Deferred Credits:
Deferred Income Taxes	1,062,824	955,384
Taxes Refundable to Customers	65,554	65,543
Unamortized Investment Tax Credit	2,150	2,586
Cost of Removal Regulatory Liability	148,668	135,940
Other Regulatory Liabilities	39,657	17,177
Pension and Other Post-Retirement Liabilities	481,331	481,520
Asset Retirement Obligations	78,232	75,731
Other Deferred Credits	153,150	153,851

Total Deferred Credits	2,031,566	1,887,732

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,836,853	$5,221,084

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
(Thousands of Dollars)	2012	2011
Operating Activities:
Net Income Available for Common Stock	$171,275	$221,045
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Gain on Sale of Unconsolidated Subsidiaries	—	(50,879)
Depreciation, Depletion and Amortization	199,925	170,617
Deferred Income Taxes	104,948	140,326
Excess Tax Costs (Benefits) Associated with Stock-Based Compensation Awards	(1,511)	1,224
Other	6,618	7,351
Change in:
Hedging Collateral Deposits	16,309	(26,850)
Receivables and Unbilled Utility Revenue	23,008	(25,919)
Gas Stored Underground and Materials and Supplies	30,853	22,387
Unrecovered Purchased Gas Costs	(2,100)	—
Prepayments and Other Current Assets	18,190	83,541
Accounts Payable	(38,590)	5,506
Amounts Payable to Customers	2,242	(12,448)
Customer Advances	(19,328)	(26,617)
Customer Security Deposits	(474)	(648)
Other Accruals and Current Liabilities	17,083	36,446
Other Assets	(12,796)	8,582
Other Liabilities	25,338	(17,382)

Net Cash Provided by Operating Activities	$540,990	$536,282

Investing Activities:
Capital Expenditures	$(776,896)	$(583,739)
Net Proceeds from Sale of Unconsolidated Subsidiaries	—	59,365
Net Proceeds from Sale of Oil and Gas Producing Properties	—	69,435
Other	(1,267)	(2,908)

Net Cash Used in Investing Activities	$(778,163)	$(457,847)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$30,200	$—
Excess Tax Benefits (Costs) Associated with Stock-Based Compensation Awards	1,511	(1,224)
Reduction of Long-Term Debt	(150,000)	(200,000)
Net Proceeds From Issuance of Long-Term Debt	496,085	—
Dividends Paid on Common Stock	(88,404)	(85,201)
Net Proceeds From Issuance (Repurchase) of Common Stock	8,168	(4,471)

Net Cash Provided By (Used in) Financing Activities	$297,560	$(290,896)

Net Increase (Decrease) in Cash and Temporary Cash Investments	60,387	(212,461)
Cash and Temporary Cash Investments at Beginning of Period	80,428	397,171

Cash and Temporary Cash Investments at June 30	$140,815	$184,710

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2012	2011	Variance	2012	2011	Variance
EXPLORATION AND PRODUCTION SEGMENT
Total Operating Revenues	$138,549	$130,974	$7,575	$411,449	$388,571	$22,878

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	12,952	11,342	1,610	41,253	35,330	5,923
Lease Operating Expense	20,238	17,421	2,817	59,821	53,736	6,085
All Other Operation and Maintenance Expense	1,790	1,252	538	4,865	5,196	(331)
Property, Franchise and Other Taxes	4,264	2,114	2,150	18,998	9,634	9,364
Depreciation, Depletion and Amortization	52,440	36,964	15,476	136,262	110,615	25,647

	91,684	69,093	22,591	261,199	214,511	46,688

Operating Income	46,865	61,881	(15,016)	150,250	174,060	(23,810)

Other Income (Expense):
Interest Income	403	(10)	413	1,070	(11)	1,081
Other Income	—	1	(1)	—	1	(1)
Other Interest Expense	(8,372)	(3,817)	(4,555)	(20,864)	(13,825)	(7,039)

Income Before Income Taxes	38,896	58,055	(19,159)	130,456	160,225	(29,769)
Income Tax Expense	16,981	25,271	(8,290)	56,034	66,770	(10,736)

Net Income	$21,915	$32,784	$(10,869)	$74,422	$93,455	$(19,033)

Net Income Per Share (Diluted)	$0.26	$0.39	$(0.13)	$0.89	$1.12	$(0.23)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	Variance	2012	2011	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$36,631	$29,933	$6,698	$113,976	$103,115	$10,861
Intersegment Revenues	22,076	20,324	1,752	64,434	60,838	3,596

Total Operating Revenues	58,707	50,257	8,450	178,410	163,953	14,457

Operating Expenses:
Purchased Gas	65	11	54	193	(14)	207
Operation and Maintenance	18,486	21,643	(3,157)	58,529	61,627	(3,098)
Property, Franchise and Other Taxes	5,319	5,173	146	16,232	15,781	451
Depreciation, Depletion and Amortization	9,563	9,567	(4)	29,546	27,796	1,750

	33,433	36,394	(2,961)	104,500	105,190	(690)

Operating Income	25,274	13,863	11,411	73,910	58,763	15,147

Other Income (Expense):
Interest Income	46	73	(27)	137	252	(115)
Other Income	524	621	(97)	2,031	1,336	695
Other Interest Expense	(6,381)	(6,423)	42	(19,279)	(19,505)	226

Income Before Income Taxes	19,463	8,134	11,329	56,799	40,846	15,953
Income Tax Expense	6,836	3,631	3,205	21,371	16,810	4,561

Net Income	$12,627	$4,503	$8,124	$35,428	$24,036	$11,392

Net Income Per Share (Diluted)	$0.15	$0.05	$0.10	$0.42	$0.29	$0.13

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2012	2011	Variance	2012	2011	Variance
UTILITY SEGMENT
Revenues from External Customers	$117,240	$146,215	$(28,975)	$622,836	$750,802	$(127,966)
Intersegment Revenues	2,703	3,475	(772)	12,643	14,680	(2,037)

Total Operating Revenues	119,943	149,690	(29,747)	635,479	765,482	(130,003)

Operating Expenses:
Purchased Gas	41,628	68,667	(27,039)	316,877	429,716	(112,839)
Operation and Maintenance	40,719	42,524	(1,805)	144,701	146,549	(1,848)
Property, Franchise and Other Taxes	10,057	11,031	(974)	32,627	34,933	(2,306)
Depreciation, Depletion and Amortization	11,437	10,363	1,074	32,503	30,986	1,517

	103,841	132,585	(28,744)	526,708	642,184	(115,476)

Operating Income	16,102	17,105	(1,003)	108,771	123,298	(14,527)

Other Income (Expense):
Interest Income	99	38	61	820	485	335
Other Income	(5)	300	(305)	671	897	(226)
Other Interest Expense	(8,110)	(8,659)	549	(24,509)	(26,247)	1,738

Income Before Income Taxes	8,086	8,784	(698)	85,753	98,433	(12,680)
Income Tax Expense	2,990	2,456	534	33,028	36,034	(3,006)

Net Income	$5,096	$6,328	$(1,232)	$52,725	$62,399	$(9,674)

Net Income Per Share (Diluted)	$0.06	$0.08	$(0.02)	$0.63	$0.74	$(0.11)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	Variance	2012	2011	Variance
ENERGY MARKETING SEGMENT
Revenues from External Customers	$35,377	$71,746	$(36,369)	$161,822	$246,719	$(84,897)
Intersegment Revenues	579	156	423	1,135	156	979

Total Operating Revenues	35,956	71,902	(35,946)	162,957	246,875	(83,918)

Operating Expenses:
Purchased Gas	33,114	67,711	(34,597)	150,475	227,716	(77,241)
Operation and Maintenance	1,347	1,415	(68)	4,920	4,553	367
Property, Franchise and Other Taxes	36	8	28	60	34	26
Depreciation, Depletion and Amortization	22	9	13	69	28	41

	34,519	69,143	(34,624)	155,524	232,331	(76,807)

Operating Income	1,437	2,759	(1,322)	7,433	14,544	(7,111)

Other Income (Expense):
Interest Income	59	36	23	127	72	55
Other Income	25	27	(2)	88	61	27
Other Interest Expense	(9)	(4)	(5)	(17)	(15)	(2)

Income Before Income Taxes	1,512	2,818	(1,306)	7,631	14,662	(7,031)
Income Tax Expense	589	927	(338)	2,969	5,540	(2,571)

Net Income	$923	$1,891	$(968)	$4,662	$9,122	$(4,460)

Net Income Per Share (Diluted)	$0.01	$0.02	$(0.01)	$0.06	$0.11	$(0.05)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2012	2011	Variance	2012	2011	Variance
ALL OTHER
Revenues from External Customers	$824	$1,873	$(1,049)	$2,784	$2,895	$(111)
Intersegment Revenues	4,307	2,810	1,497	10,828	7,026	3,802

Total Operating Revenues	5,131	4,683	448	13,612	9,921	3,691

Operating Expenses:
Purchased Gas	—	—	—	—	48	(48)
Operation and Maintenance	876	944	(68)	2,794	3,130	(336)
Property, Franchise and Other Taxes	205	90	115	569	490	79
Depreciation, Depletion and Amortization	567	203	364	959	630	329

	1,648	1,237	411	4,322	4,298	24

Operating Income	3,483	3,446	37	9,290	5,623	3,667

Other Income (Expense):
Gain on Sale of Unconsolidated Subsidiaries	—	—	—	—	50,879	(50,879)
Interest Income	38	48	(10)	136	197	(61)
Other Income	(70)	177	(247)	(220)	(409)	189
Other Interest Expense	(427)	(541)	114	(1,290)	(1,637)	347

Income Before Income Taxes	3,024	3,130	(106)	7,916	54,653	(46,737)
Income Tax Expense	209	417	(208)	2,359	20,333	(17,974)

Net Income	$2,815	$2,713	$102	$5,557	$34,320	$(28,763)

Net Income Per Share (Diluted)	$0.04	$0.03	$0.01	$0.07	$0.41	$(0.34)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2012	2011	Variance	2012	2011	Variance
CORPORATE
Revenues from External Customers	$240	$238	$2	$726	$706	$20
Intersegment Revenues	780	1,028	(248)	2,837	2,955	(118)

Total Operating Revenues	1,020	1,266	(246)	3,563	3,661	(98)

Operating Expenses:
Operation and Maintenance	3,139	3,565	(426)	10,195	10,574	(379)
Property, Franchise and Other Taxes	551	1,763	(1,212)	1,652	2,842	(1,190)
Depreciation, Depletion and Amortization	198	187	11	586	562	24

	3,888	5,515	(1,627)	12,433	13,978	(1,545)

Operating Loss	(2,868)	(4,249)	1,381	(8,870)	(10,317)	1,447

Other Income (Expense):
Interest Income	22,799	18,897	3,902	65,568	58,717	6,851
Other Income	612	687	(75)	1,506	2,244	(738)
Interest Expense on Long-Term Debt	(21,529)	(17,876)	(3,653)	(60,594)	(55,994)	(4,600)
Other Interest Expense	(583)	(472)	(111)	(3,064)	(1,220)	(1,844)

Loss Before Income Taxes	(1,569)	(3,013)	1,444	(5,454)	(6,570)	1,116
Income Tax Benefit	(1,377)	(1,685)	308	(3,935)	(4,283)	348

Net Loss	$(192)	$(1,328)	$1,136	$(1,519)	$(2,287)	$768

Net Loss Per Share (Diluted)	$—	$(0.01)	$0.01	$(0.02)	$(0.03)	$0.01

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	Variance	2012	2011	Variance
INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(30,445)	$(27,793)	$(2,652)	$(91,877)	$(85,655)	$(6,222)

Operating Expenses:
Purchased Gas	(24,647)	(23,664)	(983)	(76,656)	(75,108)	(1,548)
Operation and Maintenance	(5,798)	(4,129)	(1,669)	(15,221)	(10,547)	(4,674)

	(30,445)	(27,793)	(2,652)	(91,877)	(85,655)	(6,222)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(23,054)	(18,757)	(4,297)	(66,172)	(58,435)	(7,737)
Other Interest Expense	23,054	18,757	4,297	66,172	58,435	7,737

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)

(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
	2012		2011		Increase (Decrease)	2012		2011		Increase (Decrease)
Capital Expenditures:
Exploration and Production	$189,429	(1)(2)	$158,321	(3)(4)	$31,108	$598,560	(1)(2)	$473,515	(3)(4)	$125,045
Pipeline and Storage	34,032	(1)(2)	35,471	(3)	(1,439)	97,253	(1)(2)	74,969	(3)	22,284
Utility	14,518		13,994		524	39,858		39,429		429
Energy Marketing	154		68		86	420		329		91

Total Reportable Segments	238,133		207,854		30,279	736,091		588,242		147,849
All Other	23,151	(1)(2)	4,018		19,133	66,788	(1)(2)	6,287		60,501
Corporate	121		193		(72)	291		208		83

Total Capital Expenditures	$261,405		$212,065		$49,340	$803,170		$594,737		$208,433

(1)

Capital expenditures for the quarter and nine months ended June 30, 2012 include $74.2 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $8.0 million of accrued capital expenditures in the Pipeline and Storage segment, and $16.2 million of accrued capital expenditures in the All Other category. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2012 since they represent non-cash investing activities at that date.

(2)

Capital expenditures for the nine months ended June 30, 2012 exclude $63.5 million of capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $7.3 million of capital expenditures in the Pipeline and Storage segment, and $1.4 million of capital expenditures in the All Other category. These amounts were accrued at September 30, 2011 and paid during the nine months ended June 30, 2012. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2011 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2012.

(3)

Capital expenditures for the quarter and nine months ended June 30, 2011 include $60.7 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, and $5.9 million of accrued capital expenditures in the Pipeline and Storage segment. These amounts were excluded from the Consolidated Statement of Cash Flows at June 30, 2011 since they represented non-cash investing activities at that date.

(4)

Capital expenditures for the Exploration and Production segment for the nine months ended June 30, 2011 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the nine months ended June 30, 2011. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at June 30, 2011.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2012	2011	Normal (1)	Last Year (1)
Three Months Ended June 30

Buffalo, NY	927	751	848	(19.0)	(11.4)
Erie, PA	885	751	814	(15.1)	(7.7)

Nine Months Ended June 30

Buffalo, NY	6,551	5,171	6,674	(21.1)	(22.5)
Erie, PA	6,142	4,875	6,286	(20.6)	(22.4)

(1)	Percents compare actual 2012 degree days to normal degree days and actual 2012 degree days to actual 2011 degree days.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended				Nine Months Ended
	June 30,				June 30,
				Increase			Increase
	2012	2011		(Decrease)	2012	2011	(Decrease)
Gas Production/Prices:
Production (MMcf)
Appalachia	16,778	12,090		4,688	43,125	31,020	12,105
West Coast	1,025	826		199	2,670	2,616	54
Gulf Coast	—	22		(22)	—	4,092	(4,092)

Total Production	17,803	12,938		4,865	45,795	37,728	8,067

Average Prices (Per Mcf)
Appalachia	$2.14	$4.55		$(2.41)	$2.70	$4.36	$(1.66)
West Coast	2.97	4.87		(1.90)	3.74	4.40	(0.66)
Gulf Coast	N/M	N/M		N/M	N/M	5.02	N/M
Weighted Average	2.19	4.67		(2.48)	2.76	4.44	(1.68)
Weighted Average after Hedging	3.93	5.48		(1.55)	4.40	5.36	(0.96)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	11	13		(2)	29	35	(6)
West Coast	710	661		49	2,136	1,958	178
Gulf Coast	—	(9	)(1)	9	—	187	(187)

Total Production	721	665		56	2,165	2,180	(15)

Average Prices (Per Barrel)
Appalachia	$95.43	$92.89		$2.54	$94.24	$87.36	$6.88
West Coast	104.24	108.30		(4.06)	108.56	94.74	13.82
Gulf Coast	N/M	N/M		N/M	N/M	88.57	N/M
Weighted Average	104.11	107.97		(3.86)	108.37	94.10	14.27
Weighted Average after Hedging	89.70	84.37		5.33	91.50	80.78	10.72

Total Production (Mmcfe)	22,129	16,928		5,201	58,785	50,808	7,977

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.59	$0.67		$(0.08)	$0.70	$0.70	$—
Lease Operating Expense per Mcfe (2)	$0.91	$1.03		$(0.12)	$1.02	$1.06	$(0.04)
Depreciation, Depletion & Amortization per Mcfe (2)	$2.37	$2.18		$0.19	$2.32	$2.18	$0.14

(1)	The sale of Gulf Coast properties in April 2011 and various adjustments to prior months' production resulted in negative oil production.
(2)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
N/M	Not Meaningful

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$77.03 / BBL
Gas	12.4 BCF	$4.99 / MCF

Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	1.5 MMBBL	$92.52 / BBL
Gas	46.7 BCF	$4.82 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$95.68 / BBL
Gas	27.4 BCF	$4.26 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume	Average Hedge Price
Gas	17.8 BCF	$4.07 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume	Average Hedge Price
Gas	17.9 BCF	$4.07 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume	Average Hedge Price
Gas	17.9 BCF	$4.07 / MCF

Gross Wells in Process of Drilling

Nine Months Ended June 30, 2012

	East		West	Total Company
Wells in Process—Beginning of Period
Exploratory	5.00		0.00	5.00
Developmental	101.00	(1)	0.00	101.00
Wells Commenced
Exploratory	3.00		0.00	3.00
Developmental	50.00		57.00	107.00
Wells Completed
Exploratory	7.00		0.00	7.00
Developmental	55.00		56.00	111.00
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00
Developmental	2.00		0.00	2.00
Wells in Process—End of Period
Exploratory	1.00		0.00	1.00
Developmental	94.00		1.00	95.00

(1)	Beginning of year number has been adjusted to remove one developmental well.

Net Wells in Process of Drilling

Nine Months Ended June 30, 2012

				Total
	East		West	Company
Wells in Process—Beginning of Period
Exploratory	5.00		0.00	5.00
Developmental	68.00	(2)	0.00	68.00
Wells Commenced
Exploratory	3.00		0.00	3.00
Developmental	40.00		56.99	96.99
Wells Completed
Exploratory	7.00		0.00	7.00
Developmental	38.50		55.99	94.49
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00
Developmental	2.00		0.00	2.00
Wells in Process—End of Period
Exploratory	1.00		0.00	1.00
Developmental	67.50		1.00	68.50

(2)	Beginning of year number has been adjusted to remove one developmental well.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Updated Fiscal 2013 Financial & Operating Guidance

Guidance
Total Production (Bcfe)	92 - 105

Production by Division (Bcfe)
East	72 - 83
West	20 - 22

Cost and Expenses $ per Mcfe
Lease Operating Expenses	$0.90 - $1.10
Depreciation, Depletion and Amortization	$2.30 - $2.40
Other Taxes	$0.15 - $0.25

Other Operating Expenses (in millions)	$7 - $9
General and Administrative (in millions)	$59 - $63

Capital Investment by Division (in millions)

East Division	$340 - $425
West Division	$60 - $75
Exploration & Production Segment Total	$400 - $500

Updated Pricing Guidance for Fiscal 2013

Guidance Based on Crude Oil Average 2012 NYMEX Price ($/Bbl) (without hedges) of $85.00

Forecast price differentials
West	+$	5.00 to +$10.00

Guidance Based on Natural Gas Average 2012 NYMEX Price ($/MMBtu) (without hedges) of $3.25

Forecast price differentials
East	-$	0.10 to -$0.20
West	+$	0.10 to +$0.20

Earnings per share sensitivity to changes from prices used in guidance* ^

$0.50 change per MMBtu gas		$5 change per Bbl oil
Increase	Decrease	Increase		Decrease
+$0.13	-$0.13	+$	0.05	-$	0.05

*	Please refer to forward looking statement footnote beginning at page 7 of this document.
^	This sensitivity table is current as of August 2, 2012 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. This revenue is based upon pricing used in the Company's earnings forecast. For its fiscal 2013 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $3.25 per MMBtu for natural gas and $85 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Pipeline & Storage Throughput—(millions of cubic feet—MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
Firm Transportation—Affiliated	17,507	17,538	(31)	81,174	95,884	(14,710)
Firm Transportation—Non-Affiliated	62,414	35,788	26,626	200,405	170,661	29,744
Interruptible Transportation	247	489	(242)	1,511	1,709	(198)

	80,168	53,815	26,353	283,090	268,254	14,836

Utility Throughput—(MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
Retail Sales:
Residential Sales	7,543	8,867	(1,324)	43,476	54,075	(10,599)
Commercial Sales	954	1,203	(249)	6,109	8,044	(1,935)
Industrial Sales	168	79	89	456	618	(162)

	8,665	10,149	(1,484)	50,041	62,737	(12,696)
Off-System Sales	—	867	(867)	9,544	6,188	3,356
Transportation	12,016	12,335	(319)	51,663	57,916	(6,253)

	20,681	23,351	(2,670)	111,248	126,841	(15,593)

Energy Marketing Volumes

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
Natural Gas (MMcf)	10,818	13,508	(2,690)	38,857	45,863	(7,006)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

	2012	2011
Quarter Ended June 30 (unaudited)

Operating Revenues	$328,861,000	$380,979,000

Net Income Available for Common Stock	$43,184,000	$46,891,000

Earnings Per Common Share:
Basic	$0.52	$0.57

Diluted	$0.52	$0.56

Weighted Average Common Shares:
Used in Basic Calculation	83,227,602	82,687,467

Used in Diluted Calculation	83,674,823	83,782,493

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,313,593,000	$1,492,808,000

Net Income Available for Common Stock	$171,275,000	$221,045,000

Earnings Per Common Share:
Basic	$2.06	$2.68

Diluted	$2.05	$2.64

Weighted Average Common Shares:
Used in Basic Calculation	83,068,083	82,436,603

Used in Diluted Calculation	83,690,436	83,649,498

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,599,626,000	$1,779,205,000

Income from Continuing Operations	$208,631,000	$253,438,000
Income from Discontinued Operations, Net of Tax	—	6,009,000

Net Income Available for Common Stock	$208,631,000	$259,447,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.51	$3.08
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$2.51	$3.15

Diluted:
Income from Continuing Operations	$2.49	$3.04
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$2.49	$3.11

Weighted Average Common Shares:
Used in Basic Calculation	82,986,564	82,321,791

Used in Diluted Calculation	83,717,869	83,508,416